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                                                                    Exhibit 99.2


        WORKSTREAM INC. ANNOUNCES COMPLETION OF ICARIAN INC. ACQUISITION


OTTAWA, CANADA--July 1, 2002 --Workstream Inc. (NASDAQ:WSTM), a leading provider of Human Capital Management (HCM) web-enabled solutions and professional services, today announced that it has officially closed on the agreement to acquire California-based Icarian Inc. The Icarian Recruitment Solution Suite leverages the power of the Internet to align workforce plans and talent acquisition with business imperatives, dramatically reducing hiring costs and increasing productivity. Under the terms of the deal, Workstream acquired Icarian Inc. in exchange for 2,800,000 shares in Workstream common stock and $10,000US cash to be held in escrow.

"We are extremely pleased to announce the completion of the Icarian acquisition. As a premier provider of talent management solutions, Icarian's robust software platform provides us with an invaluable resource that will be integrated into the expanding suite of Workstream solutions in the coming months. This is a milestone for us as it represents the continuation of our growth strategy. We are focused on growing our business both organically and through strategic acquisitions that will build shareholder value and increase our top and bottom line," said Michael Mullarkey, Chairman & CEO, Workstream Inc.

About Workstream Inc.

Workstream Inc. (NASDAQ: WSTM - News) is a leading provider of Web-enabled tools and professional services for Human Capital Management (HCM). Offering a diversified suite of high-tech and high-touch services to address the full lifecycle of the employer/employee relationship, Workstream ensures more effective management of corporate assets via automation and outsourcing. Workstream's HCM technology backbone enables companies to streamline the management of enterprise human capital processes including recruitment, assessment, integration, deployment and outplacement. Workstream offers a full-range of HCM products and services through its 21 offices and over 220 dedicated human resource professionals across North America. The company's expertise has motivated many blue-chip organizations such as Eli Lilly, Nike, Samsung, KPMG and Sony Music to select Workstream.

For more information visit http://www.workstreaminc.com or call toll free 1-866-470-WORK.

About Icarian, Inc.

Icarian Inc. is the premier provider of Workforce Management solutions that automate and streamline the entire workforce lifecycle, enabling organizations to plan, acquire, deploy and develop their people with ease. The Icarian Workforce Solution Suite leverages the power of the Internet to align workforce plans with business imperatives, dramatically improving hiring costs and productivity. A powerful combination of best-of-breed hosted Web applications and support services, the Suite helps HR, staffing and recruiting experts service their groups more efficiently while providing a superior return on investment.

For more information, please visit the Icarian Web site at http://www.icarian.com

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This press release may contain forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations or beliefs of Workstream's management and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: inability to grow our client base and revenue because of the number of competitors and the verity of sources of competition we face; experiencing client attrition; inability to offer services that are superior and cost effective when compared to the services being offered by our competitors; inability to further identify, develop and achieve success for new products, services and technologies; increased competition and its effect on pricing, spending, third-party relationships and revenues; as well as the inability to enter into successful strategic relationships and other risks detailed from time to time in filings with the Securities and Exchange Commission.



For More Information:

Media Contacts:

Phil Nourie
Nourie PR
212-988-1106
Email: phil@nouriepr.com

Investor Relations Contacts:

Tammie Brown
Workstream Inc.
Tel: 613-270-0619 ext. 263
Email: tammie.brown@workstreaminc.com